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                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

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[ ]  Definitive Proxy Statement

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[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            HOMESTAKE MINING COMPANY
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                (Name of Registrant as Specified in Its Charter)

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


HOMESTAKE & PLUTONIC
Plutonic Resources Limited
January 1998

       Statements in this presentation regarding future or estimated reserves and other mineralization; projected quantities and periods of future production; production rates; production, capital and other costs; and other estimates of future results or activity are forward looking statements that involve risks and uncertainties that could cause actual results to differ from estimated results. Actual results could differ materially depending on political events, labor relations, currency fluctuations and other general economic conditions, market prices for the Company's products, timing of permits and other government approvals and requirements, changes in expected operating conditions, lower than expected ore grades, unexpected ground and mining conditions, availability and cost of materials and equipment, and risks generally inherent in the ownership and operation of mining properties and investments in foreign countries. See the Company's Preliminary Proxy Statement filed with the Securities and Exchange Commission on January 26, 1998, "CAUTIONARY STATEMENTS," for a more detailed discussion of factors that may impact on expected future results.

Corporate Strategy

- Long Term View of the Gold Industry and Pursue Value Adding Growth by Exploration and/or Acquisition to Achieve:

    -   Lower cash cost

    -   Improved growth profile

    -   Improved exploration acreage

    -   Allowance in application of mining and metallurgical expertise

-   Plutonic Fits This Criteria

- Homestake Will Continue to Monitor Acquisition Opportunities in North America and Around the World As They Arise

Transaction Background

- Homestake Approached MMC in April 1997 Regarding a Combination Involving Plutonic

- Homestake Revisited MMC in September and November 1997 Following the Decline in the Gold Price

-   Merger Agreement was Signed on December 21, 1997

Transaction Summary

Corporate Name:               Homestake Mining Company

Structure:                    Pooling of Interests/Scheme of Arrangement

Terms:                        0.34 Homestake Share for Each Share of Plutonic

                              Fixed Exchange Ratio - No Collar

Transaction Summary

Current Value:                A $4.57 per Plutonic Share

Premium:                      63% to December 19, 1997 Closing Price

Expected Closing:             By April/May 1998

Recommendation:               Unanimously Approved by Directors of Both
                              Companies

Due Diligence

- Homestake has undertaken extensive due diligence on Plutonic's assets having examined:

    -   Geological data

    -   Metallurgical data

    -   Mine sites

    -   Budgets and mine plans

- Homestake is satisfied with the quality of the assets, including its ability to meet:

    -   Future production rates

    -   Cash cost reductions

    -   Conversion of mineralized material into reserves

Why Now?

-   Valuable Assets for Attractive Price

    -   Similar to 1992 International Corona Acquisition

- Improves Homestake Growth Profile, Lowers Cash Production Costs and Is Immediately Accretive to Homestake Shareholders

-   Currency/Share Market Movements Allow Favorable Terms for Plutonic
    Shareholders

Why Now?
[Graph of US-Australian Dollar Exchange Rates from January to December 1997]

Why Now?
[Graph of Australian Stock Exchange Gold Index from January to December 1997]

Why Now?

[Graph of Plutonic and Homestake Share Prices in US Dollars from January 2 to December 18, 1997]

Why Now?

[Graph of Historical Homestake/Plutonic Share Exchange Ratio from August 1985 through December 1997]

Homestake & Plutonic

IDEAL ACQUISITION:

-   Lower Cash Cost Per Ounce

-   Potential for Reserve/Production Growth

-   Attractive Exploration Portfolio

-   Synergies in Mining Skills and G&A Savings

Homestake & Plutonic

-   Creates Third Largest North American Based Gold Producer

- Australian Operations Second Largest in that Country With Approximately 1 Million Ounces of Annual Production

-   Lower Cash Operating Costs

-   Young, High Quality, Long-Life Assets with Low Political Risk

Homestake & Plutonic

[Graph of Annual Gold Production (in Millions of Ounces) from 1975 through 1999]

Homestake & Plutonic

5 Year Impact:  1998 - 2002
- Plutonic to Contribute Two of the Top Eight Mines in Homestake Homestake & Plutonic
Gold Production: 11.5 Million Ounces at $227 per Ounce
[Pie Chart Showing Percentage of Production from Each Mine
Super Pit 13%
Plutonic 14%
Darlot/Centenary 6%
Homestake 11%
Round Mountain 5%
Other 21%
McLaughlin 4%
Williams 8%
Eskay Creek 17%]

Low Political Risk Profile*
[Pie Chart Showing Location of Production by Country
U.S. 32%
Australia 53%
Canada 14%
Other 1%]
*       Based on Reserves and Mineralized Material

Ranking of North American Gold Producers
Ranking by Gold Production
[Bar Chart of Production
Newmont*
Barrick*
Homestake & Plutonic
Placer Dome*
Homestake]
*       Based on information compiled by Homestake

Homestake Cost Reductions
Total Cash Cost Per Ounce of Gold
[Graph of Total Cash Cost Per Ounce from 1981 to 1997]

World Cost Curve
Western World Cash Cost for Gold Production
[Graph of Western World Cash Cost for Gold Production for 1986 and 1996, showing Homestake position in 1986 and 1997, Darlot mine and Plutonic mine]

5 Year Impact:  1998 - 2002


                              Homestake      Homestake      Percent
                               Alone         & Plutonic     Change
                              ---------      ----------     -------

Gold Production -
  Million Ounces               8.91            11.5           25%

Cash Cost - US
  Dollars Per Ounce            $237            $227          (4%)

Key Facts

-   Increases Reserves & Mineralized Material by 30%

-   Strong Exploration Potential at Existing Mines

-   Adds 6,000 Square Miles (15,000 Square Kilometers) of Mineral Lands

    -   Mostly in Yilgarn Where 30 Million Ounces Have Been Found in Recent
        Years

    -   Key Plutonic Tenements are Free of Native Title Issues

Financial Rationale

-   Immediately Accretive to Earnings Per Share

-   Immediately Accretive to Cash Flow Per Share

-   $20 Million in Annual G & A, Exploration Synergies


STRONGER/LOWER COST COMPANY

Homestake & Plutonic

-   Plutonic Ends Up With 30% of New Company But Contributes More Over Next Five
    Years:

    -   73% of Earnings

    -   38% of Cash Flow From Operations

Plutonic Shareholders

-   Attractive Premium to Plutonic's Historical Average Stock Price

-   Sizable Premium to December 21, 1997 Price

-   Provides North American Premiums to Australian Assets

-   Logical Step in Consolidating Industry

    -   Will own 30% of top tier international gold company

    -   Access to Homestake's wider operational skills

Is Price Too High?

-   High Premium a Short Term Phenomenon

-   Premium to Historical Average Share Price Ratio

    -   47% for 12 months prior to offer

    -   30% for 36 months prior to offer

- Paying Only $65 Per Ounce for Low Production Cost Reserves and Mineralized Material

    -   Quality Assets

    -   Lots of Exploration Potential

-   Strongly Accretive to Earnings and Cash Flow Per Share

Transaction Premiums


                                       ENTERPRISE VALUE TO
                            ----------------------------------------
                                           Reserves &        Latest
                              Total       Mineralized      12 Months
                            Reserves       Material       Production
                            --------      -----------     ----------
                                       (US $ Per Ounce)

*Comparable Gold
 Company Transactions
  US Median                   $213           $154           $3,095
  Australian Median            204             63            1,437


*Plutonic At Offer
 Price of A $5.20              226             65            1,376

 Plutonic at Offer (A$)
  A$4.75                       209             58            1,275
  A$4.50                       200             55            1,218
  A$4.25                       191             53            1,162
  A$4.00                       182             50            1,105

* From SBC Warburg Dillon Reed Report.

Transaction Premiums


                                       BID PREMIUM BASED ON
                            ----------------------------------------
                              1 Day        6 Months        12 Months
                              Prior          Prior           Prior
                            --------      -----------     ----------

Comparable Gold
Company Transactions
 US Median                    31%            57%             63%
 Australian Median            26%            43%             20%


Plutonic At Offer
Price of A$5.20               86%             4%            (25%)

Plutonic at Offer (A$)
 A$4.75                       70%            (5%)           (31%)
 A$4.50                       61%           (10%)           (35%)
 A$4.25                       52%           (15%)           (39%)
 A$4.00                       43%           (20%)           (42%)

Pricing of Acquisition
-       Quality Assets
- Value Enhancement Cost Savings and Application of Homestake's Mining and Metallurgical Expertise
-       Historical Share Exchange Ratio
-       Favorable Arbitrage between Australia and North America
-       Secured Unanimous Agreement From the Board of Plutonic

Plutonic Locations
[Map of Australia]

Western Australian Gold Province
[Map of Western Australia Showing Location of Plutonic Mines]

Plutonic Mine
-       An Outstanding, High-Quality, Long Life Mine
-       320,000 Ounces of Production at Cash Cost of $195 Per Ounce
-       Substantial Exploration Upside
        -      Reserves:            1,127,600 Ounces
        -      Mineralized Material:28,520,000 tons at 0.217 oz/ton

Plutonic Mine
Area 54
               Estimated
               True Width    Grade
               (m)          (g/t Au)
               4.0             7.9
               3.0            10.3
               1.5             3.9
               5.0            13.9
               5.0             8.5
               2.0             6.3
               1.9             3.1
               7.8            22.2
               6.0            18.5
               5.5            17.2
               4.0            35.3
Weighted
Average        4.1            15.7
[Map of Zone 125 and Area 54]

Darlot/Centenary

-   Centenary Is One of the Best Australian Discoveries of Decade

    -   Large, high quality, high grade deposit

    -   Discovered in 1996 next to Darlot Mine

    -   High potential to expand in size

-   Low Cost Underground Operations

    -   $175 per ounce cash production forecast by 1999


          Reserves:                1,565,000 Ounces
          Mineralized Material:    3,244,000 tons
                                   at 0.206 oz/ton

Darlot/Centenary
Centenary Project
[Map of Centenary Project]

Centenary Deposit Drill Plan
[Map of Drill Holes]

Synergies

-   Homestake's 30 Plus Years' Operating Presence in Australia

-   Kalgoorlie Super Pit

-   Mining and Processing Experience

    - Homestake can use underground technology and expertise to capitalize on Plutonic, Darlot/Centenary and new sites

    - Apply Homestake's technical refractory ore processing experience to similar challenges at Plutonic sites

Synergies

-   Strengthens Homestake's Capabilities in Australia

    -   Will expand operations group in Perth

    -   Leverage complementary technological expertise

    -   Plutonic's highly successful exploration team

-   Achieve Over $20 Million in Annual Cost Savings By End of 1998

    -   Will close corporate office and consolidate in Perth

    - Reduction in exploration expenditures from elimination of redundant/duplicate functions and general reduction in budget

Attractive Exploration Opportunities

- Homestake Will Have a Large Number of Attractive Exploration Prospects in Western Australia

    - Australia's most prolific gold province where Plutonic and Homestake have significant operations and experience

    - Will allow shift from grassroots emphasis to more advanced projects in Plutonic's portfolio

-   Exploration Potential at Existing Operations

    -   Finding cost in recent years around US$10/oz

Homestake & Plutonic

-   Larger, Stronger Company

-   Accretive

-   Synergies/Operations

-   Exploration Potential

CAUTIONARY STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT. This document contains forward looking statements that are based on management's expectations and assumptions. They include statements preceded by the words "believe," "estimate," "expect," "intend," "will," and similar expressions, and estimates of reserves, future production and mine life, costs per ounce, reclamation and remediation costs, dates of construction completion, costs of capital projects and commencement of operations, exploration costs, and taxes. Actual results may differ materially from expectations.

Among the important factors that could cause actual results to differ materially are the following. Reserve estimation is an interpretive process based on drilling results and past experience as well as estimates of ore characteristics and mining dilution, prices, costs of mining and processing, capital expenditures and many other factors. Actual quality and characteristics of ore deposits cannot be known until ore is actually mined. Reserves change over time to reflect actual experience. Grades of ore processed at any time may also vary from reserve estimates due to geologic variations within areas mined. Production and mine lives may vary from estimates for particular properties and for the Company as a whole because of changes in reserves, variation in ore mined from estimated grade and metallurgical characteristics, unexpected ground conditions, mining dilution, labor actions, and government restrictions. Cash costs may vary due to changes from reserve and production estimates, unexpected mining conditions, and changes in estimated costs of equipment, supplies, utilities, labor costs and exchange rates. Noncash cost estimates, based on total capital costs and reserve estimates, change based on actual amounts of unamortized capital and changes in reserves. Cost savings estimates are based on expected ability to eliminate duplicative expenses, anticipated reduction in administrative facilities and relocation of certain personnel. Actual cost savings may be lower than estimated and realization of savings may be lower than expected.

HOMESTAKE & PLUTONIC
Plutonic Resources Limited
January 1998